UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 6, 2011

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 6, 2011, the Compensation Committee of the Board of Directors of EnteroMedics Inc. (the "Company"), established and approved certain objectives under the Company's Management Incentive Plan, as amended (the "Plan"). A summary of the Plan was previously attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 12, 2008.

The performance objectives under the Plan include individual as well as corporate performance components for all participants except the Chief Executive Officer whose bonus is based entirely on corporate performance objectives. The corporate performance objectives are set for all participating executive officers by the Compensation Committee during the first quarter of the fiscal year. The individual performance objectives are set separately and specifically for each participating executive officer by the Chief Executive Officer during the first quarter of the fiscal year. With respect to the corporate performance component, on January 6, 2011, the Compensation Committee established objectives for both the "Base Plan" and the "Incremental Plan." Pursuant to the Plan, if participants achieve the designated "Base Plan" objectives, they will be entitled to receive a bonus equal to a "Base Plan" percentage of their base salary for the year. In addition to the Base Plan bonus amount, participants in the Plan are also eligible to receive an additional bonus equal to the designated "Incremental Plan" percentage of their base salary if certain additional "Incremental Plan" objectives are achieved.

The "Base Plan" corporate performance established by the Compensation Committee for fiscal year 2011 consist of: (i) the achievement of certain milestones in 2011 related to the Company's clinical development, including the commencement and completion of implants for the Company's U.S. pivotal trial of the Maestro RC System (the "ReCharge trial") by certain dates, Investigational Device Exemption (IDE) approval by the U.S. Food and Drug Administration of a glucose study and publication of 24-month data for the Company's VBLOC-DM2 trial; (ii) the achievement of certain milestones in 2011 related to the Company's commercialization strategy, including obtaining European CE Mark certification for the Maestro RC System and receiving Australian Therapeutic Goods Administration approval of the Maestro RC System; (iii) development of a reimbursement plan and a commercialization plan for key European countries and (iv) the achievement of certain financial targets. The "Incremental Plan" corporate performance objectives for fiscal year 2011 consist of: (i) reviewing the strategic partnership plan or reimbursement plan for other countries outside of the United States with the Board of Directors, (ii) realizing a designated revenue target and (iii) early commencement of the initial implants for the ReCharge trial. The Incremental Plan objectives are designed as an extension of certain Base Plan objectives in order to provide additional incentive for achievement. In the event that some, but not all, of the "Base Plan" or "Incremental Plan" corporate goals are achieved, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: January 11, 2011